UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022

Redwood Enhanced Income Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-56413	88-0824777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 55th Street, 26th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 970-1400

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2022, Redwood Enhanced Income Corp. (the “Company”) entered into an Incremental Commitment and Assumption Agreement (the “Incremental Agreement”), which supplements the Senior Secured Revolving Credit Agreement, dated as of April 6, 2022 (as amended, restated, supplemented and otherwise modified to date, including by the Incremental Agreement, the “Credit Agreement”), among the Company, as borrower, ING Capital LLC (“ING”), as administrative agent and the lenders party thereto.

Pursuant to the Incremental Agreement, among other changes, the total commitments under the Credit Agreement increased from $145,000,000 to $250,000,000, consisting of an increase in dollar commitments from $45,000,000 to $140,000,000 and of multicurrency commitments from $100,000,000 to $110,000,000. In connection with such increase, the Company paid the lenders providing commitments certain fees. The incurrence by the Company of loans pursuant to such commitments is subject to certain conditions and the satisfaction of specified financial covenants under the Credit Agreement.

The description above is only a summary of the material provisions of the Incremental Agreement and is qualified in its entirety by reference to the copy of the Incremental Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On August 3, 2022, the Company delivered capital drawdown notices to its shareholders for an aggregate amount of $30.0 million. The capital was received on August 10, 2022 and the Company issued 1,996,007.98 shares of the Company's common stock with par value of $0.001 per share (the “Common Stock”), at price of $15.03 per share on that date.

The sale of Common Stock is being made pursuant to subscription agreements entered into by the Company and its shareholders, which require shareholders to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments with a minimum of five business days’ prior notice. The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from each shareholder that it is an accredited investor as defined in Regulation D under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Incremental Commitment and Assumption Agreement, by and among the Company, ING Capital LLC, as administrative agent and the lenders party thereto, dated August 26, 2022.

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD ENHANCED INCOME CORP.

Date: August 31, 2022	By:	/s/ Sean Sauler
Name: Sean Sauler
Title: Co-President